UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2011

Anika Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts	000-21326	04-3145961
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (781) 457-9000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Following its review of the recent ISS Proxy Advisory Services’ analysis of the proposals to be submitted to stockholders at the Anika Therapeutics, Inc.’s (the “Company”) 2011 Annual Meeting of Stockholders, the Company’s Board of Directors, on May 20, 2011, approved an amendment to the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Second Amended Plan”) to reduce the proposed increase in the number of shares subject to the Second Amended Plan from 1,000,000 to 800,000, which will result in a total of 3,150,000 shares of common stock being reserved for issuance under the  Second Amended Plan.  The proposed 800,000 share increase will reduce the potential dilutive impact of the Second Amended Plan on other stockholders as compared to the originally proposed 1,000,000 share increase.  The Second Amended Plan, as so amended and restated, remains subject to stockholder approval at the 2011 Annual Meeting of Stockholders to be held on Tuesday, June 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIKA THERAPEUTICS, INC.

Dated: May 20, 2011	By:	/s/ KEVIN W. QUINLAN
Kevin W. Quinlan
Chief Financial Officer